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On Buckeye Technologies Inc. Letterhead                            EXHIBIT 10.11


                               September 20, 2001


via fax  011-358-2041-50302



Mr. Jaakko Palsanen
UPM-Kymmene
Group Head Office
P. O. Box 380
FIN-00101 Helsinki, Finland

RE: Amendment of German Purchase Agreement Between Buckeye Technologies Inc, Buckeye Steinfurt GmbH, Buckeye Holdings GmbH AND Walkisoft GmbH, UPM-Kymmene Ojy

Dear Jaakko:

This letter confirms that Walkisoft GmbH and UPM-Kymmenne, on the one hand (collectively, "UPM") and Buckeye Technologies Inc, Buckeye Steinfurt GmbH and Buckeye Holdings GmbH, on the other hand (collectively, "Buckeye") have agreed to amend the German Purchase Agreement dated October 1, 1999, between UPM and Buckeye (the "Agreement").

UPM and Buckeye have agreed that:

1. Section 5(d)(ii) of the Agreement is amended to provide that an amount of US$22,000,000 (in words: US-dollars twenty two million) shall be paid by Buckeye no later than December 31, 2001. Prior to this Amendment, this payment would have been due and payable on the second anniversary of the Effective Date, which is October 1, 2001.

2. The payment provisions of Section 5(d)(iii) and 5(d)(iv) remain unchanged.

3. On October 1, 2001, Buckeye shall pay the interest payment of US$3,300,000 on the outstanding Purchase Price, as required by Section 5(e) of the Agreement.

4. Section 5(e) of the Agreement is amended to provide that for the period from October 1, 2001 through the date of payment, Buckeye will pay interest in the amount of 9% (nine percent) per annum (rather than 5%) on the US$22,000,000 portion of the Purchase Price referred to in paragraph 1 above. Interest and principal shall be paid on the same date and shall be paid no later than December 31, 2001.


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Mr. Jaakko Palsanen
September 20, 2001
Page 2


5. When UPM receives the US$22,000,000 payment referred to in paragraph 1 plus the interest payment referred to in paragraph 4, UPM shall automatically release its lien on the ownership interest of Buckeye Mt. Holly LLC, as provided in paragraph 10 of the Pledge and Security Agreement between Buckeye Lumberton Inc. and Walkisoft USA Inc.

This Amendment is effective as of September 18, 2001. Except as amended by this Amendment, the Agreement and all related agreements remain in full force and effect.

                                            FOR BUCKEYE:



                                            Gayle L. Powelson
                                            Senior Vice President and Chief
                                            Financial Officer

AGREED TO AND ACCEPTED:

FOR UPM:



/S/ JAAKKO PALSANEN                         /S/ JUHANI ILVONEN
---------------------------------           ------------------------------------
Jaakko Palsanen                             Juhani Ilvonen
Vice President, Business Development        Group Legal Counsel